UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

Cooper Industries plc
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	1-31330	98-0632292
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5 Fitzwilliam Square, Dublin 2, Ireland		2
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

Cooper Industries plc and its subsidiary, Cooper Industries, Ltd., have each entered into deeds of indemnification dated August 31, 2010 substantially in the form filed herewith as Exhibits 10.1 and 10.2 with each of the directors of Cooper Industries plc (the "Director Indemnification Agreements") that provide that Cooper Industries plc and Cooper Industries, Ltd. will indemnify the indemnitee to the fullest extent permitted by law against claims related to the indemnitee’s service as a director of Cooper Industries plc (or its predecessor Cooper Industries, Ltd.), except for claims relating to actions by the indemnitee that are determined by a court to constitute fraud or dishonesty in the performance of his or her duties. The Director Indemnification Agreement with Cooper Industries, Ltd. also provides that any and all indemnifiable expenses shall, if so requested by the indemnitee, be paid promptly as they are incurred, provided that the indemnitee must repay any such expense advance to the extent that the indemnitee is adjudged by the Supreme Court of Bermuda or the court in which such action was brought to be liable for fraud or dishonesty in the performance of his or her duties. The Director Indemnification Agreement with Cooper Industries plc provides directors certain rights to receive advancement of indemnifiable expenses at the discretion of Cooper Industries plc. In the event the indemnitee receives judgment in his or her favor or the claim against the indemnitee is otherwise disposed of in a manner that allows Cooper Industries plc to indemnify the indemnitee under its articles of association as then in effect, Cooper Industries plc will provide such indemnification to the indemnitee and will reimburse Cooper Industries, Ltd. for any indemnification or expense advance previously made by Cooper Industries, Ltd. in connection with such claim.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries plc

September 7, 2010	By:	/s/ Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement with Cooper Industries plc
10.2	Form of Director Indemnification Agreement with Cooper Industries Ltd.